EXHIBIT 1.1

[Form of Underwriting Agreement]

MUELLER WATER PRODUCTS, INC.

[______] SHARES OF SERIES A COMMON STOCK

Underwriting Agreement

dated [________], 2006

Table of Contents

Page
Section 1. Representations and Warranties of the Company and Walter Industries.
A.	Company Representations and Warranties
(a)	Compliance with Registration Requirements
(b)	Company Not Ineligible Issuer
(c)	Registration Statement; Time of Sale Prospectus; Prospectus.
(e)	Issuer Free Writing Prospectuses
(f)	Offering Materials Furnished to Underwriter
(g)	Distribution of Offering Material By the Company
(h)	The Underwriting Agreement
(i)	No Applicable Registration or Similar Rights
(j)	No Material Adverse Change.
(k)	Independent Accountants
(l)	Incorporation and Good Standing of the Company and its subsidiaries
(m)	Capitalization and Other Capital Stock Matters
(n)	Absence of Lock-Up Agreements
(o)	Listing
(p)	Non-Contravention of Existing Instruments; No Further Authorizations or Approvals
Required
(q)	No Material Actions or Proceedings
(r)	Intellectual Property Rights
(s)	All Necessary Permits, etc
(t)	Title to Properties
(u)	Tax Law Compliance
(v)	Not an “Investment Company”
(w)	No Price Stabilization or Manipulation
(x)	Related Party Transactions
(y)	Company’s Accounting System and Internal Controls
(z)	Compliance with Environmental Laws
(aa)	Compliance with Laws
(bb)	Dividend Payments
(cc)	Section 16 Insiders
(dd)	Insurance.
(ee)	No Unregistered Sales of Common Stock.
(ff)	[Compliance with Laws of Foreign Jurisdictions.
(gg)	No Required Consent for Offering of Directed Shares.
(hh)	Directed Share Program Participants.
B.	Walter Industries Representations and Warranties
(a)	The Underwriting Agreement.
(b)	Company Representation.
Section 2. Purchase, Sale and Delivery of the Common Shares
(a)	The Firm Common Shares and the Optional Common Shares
(b)	The Closing Date
(c)	Payment for the Common Shares
(d)	Delivery of Prospectuses to the Underwriters
Section 3. Covenants of the Company
(a)	Underwriter’s Review of Proposed Amendments and Supplements

(b)	Free Writing Prospectus; Time of Sale Prospectus
(c)	Permitted Free Writing Prospectuses
(d)	Amendments and Supplements to the Time of Sale Prospectus and the Prospectus
(e)	Securities Act Compliance
(f)	Copies of any Amendments and Supplements to the Prospectus
(g)	Blue Sky Compliance
(h)	Use of Proceeds.
(i)	Transfer Agent
(j)	Earnings Statement
(k)	Periodic Reporting Obligations
(l)	Listing.
(m)	Agreement Not to Offer or Sell Additional Securities
(n)	No Manipulation of Price
(o)	Exchange Act Compliance
Section 4. Covenants of the Underwriters
Section 5. Payment of Expenses
Section 6. Conditions of the Obligations of the Underwriters
(a)	Accountants’ Comfort Letter
(b)	Compliance with Registration Requirements; No Stop Order
(c)	No Material Adverse Change or Ratings Agency Change
(d)	Opinion of Counsel for the Company
(e)	Opinion of Counsel for the Underwriters
(f)	Officers’ Certificate
(g)	Bring-down Comfort Letter
(h)	Lock-Up Agreement from Directors and Certain Senior Executive Officers of the Company
(i)	Additional Documents
Section 7. Reimbursement of Underwriter’s Expenses
Section 8. Indemnification
(a)	Indemnification of the Underwriters by the Company and Walter Industries
(b)	Indemnification of the Company and its Directors and Officers
(c)	Notifications and Other Indemnification Procedures
(d)	Settlements
Section 9. Contribution
Section 10. Directed Share Program Indemnification.
Section 11. Termination of this Agreement
Section 12. Representations and Indemnities to Survive Delivery
Section 13. Effectiveness; Defaulting Underwriters
Section 14. Notices
Section 15. Successors
Section 16. Partial Unenforceability
Section 17. Governing Law Provisions
Section 18. General Provisions
(a)	Entire Agreement.
(b)	Sophisticated Persons.
(c)	No Fiduciary Agreement.

Underwriting Agreement

[____________], 2006

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

                Mueller Water Products, Inc., a Delaware corporation (the “Company”), and a wholly owned subsidiary of Walter Industries, Inc., a Delaware corporation (“Walter Industries”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of [________] shares (the “Firm Common Shares”) of its Series A common stock, par value $.01 per share (the “Common Stock”).  In addition, the Company has granted to the Underwriters an option to purchase up to an additional [___________] shares (the “Optional Common Shares”) of Common Stock, as provided in Section 2.  The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively referred to as the “Common Shares.”  Banc of America Securities LLC (“BAS”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Lehman Brothers Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Shares.  To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters.  The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Common Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Common Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto is hereinafter referred to as the “Prospectus”; and the term “preliminary prospectus” means each preliminary form of Prospectus filed as part of the

Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the preliminary prospectus, as amended and supplemented, together with the free writing prospectuses identified in Schedule B, if any, and the other documents or information identified in Schedule C hereto; “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person; and “Execution Time” means [_____] [a.m.][p.m.] (New York City time) on the date of this Agreement, which is the time of the first sale of the Common Shares by you to the public.

Morgan Stanley has agreed to reserve a portion of the Common Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”).  The Common Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by you that the Common Shares are to be offered to the public upon the terms set forth in the Prospectus.

Section 1.  Representations and Warranties of the Company and Walter Industries.

A.            The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a)           Compliance with Registration Requirements.  The Registration Statement has become effective.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b)           Company Not Ineligible Issuer.  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the

Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(c)           Registration Statement; Time of Sale Prospectus; Prospectus.  (i) The Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus at the Execution Time does not, and at the time of each sale of the Common Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 2) and at any Subsequent Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule D hereof.

(e)           Issuer Free Writing Prospectuses.  For purposes of this Agreement, the only “Issuer Free Writing Prospectus” shall mean the issuer free writing prospectuses as defined in Rule 433 under the Securities Act and identified in Schedule B hereto, if any.  [Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule D hereof].

(f)            Offering Materials Furnished to Underwriter.  On or prior to the Closing Date, upon request, the Company will deliver to the Underwriters one duplicate of the complete manually signed Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), copies of the Time of Sale Prospectus and Prospectus, in such quantities and at such places as the Underwriters may reasonably request.

(g)           Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute to potential investors or to the general public, prior to the later of the Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than the Time of Sale Prospectus, the Prospectus or the Registration Statement.

(h)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and public policy and except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(i)            No Applicable Registration or Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j)            No Material Adverse Change.  Except as otherwise disclosed in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date hereof), subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k)           Independent Accountants.  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(l)            Incorporation and Good Standing of the Company and its subsidiaries.  Each of the Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (“Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each of its Significant Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as described in the Time of Sale Prospectus and the Prospectus, is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not own or control, directly or indirectly, any subsidiary (as defined in Rule 405 under the Securities Act) other than (i) the subsidiaries listed in Exhibit D hereto and (ii) subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a Significant Subsidiary.

(m)          Capitalization and Other Capital Stock Matters.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock” (other than for subsequent issuances, if any, pursuant to Stock Plans (as defined below) described in the Time of Sale Prospectus and the Prospectus or upon exercise of outstanding options described in the Time of Sale Prospectus and the Prospectus).  The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than (i) those accurately described in the Time of Sale Prospectus and the Prospectus and (ii) those options granted pursuant to the Stock Plans (as defined below).  The description of the Company’s stock purchase, stock option, stock bonus and other stock plans or arrangements (“Stock Plans”), and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents and summarizes such plans, arrangements, options and rights in all material respects.

(n)           Absence of Lock-Up Agreements.  There does not exist any agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the offering of the Common Shares.

(o)           Listing.  The Common Shares have been approved for listing on the New York Stock Exchange (the “NYSE”).

(p)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the credit agreement dated October 3, 2005 among Mueller Group, LLC, a wholly-owned subsidiary of the Company, and the parties named therein for whom Bank of America, N.A. is acting as administrative agent), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary corporate action required by the Company and will not result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as

defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for breaches or Defaults that would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated thereby and by the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and the NYSE and such as may be required under applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the “NASD”).  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)           No Material Actions or Proceedings.  Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.  To the Company’s knowledge, no material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company or any of its subsidiaries, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r)            Intellectual Property Rights.  The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; except where the failure to own or possess such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(s)           All Necessary Permits, etc.  The Company and each Significant Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(t)            Title to Properties.  Except as set forth in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by each of them in the financial statements included in the Time of Sale Prospectus and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.  Except as set forth in the Time of Sale Prospectus and the Prospectus, the real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u)           Tax Law Compliance.  Except as described in the Time of Sale Prospectus and the Prospectus, Walter Industries, the Company and each subsidiary of the Company have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and except where the failure to so file or pay would not, individually or in the aggregate, result in a Material Adverse Change.

(v)           Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not required to register as an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w)          No Price Stabilization or Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company prohibited by the Securities Act to facilitate the sale or resale of the Common Shares.

(x)            Related Party Transactions.  There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required by the Securities Act to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(y)           Company’s Accounting System and Internal Controls.  The Company and its consolidated subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) financial statement certification requirements under the Exchange Act or otherwise are accurate; and (vi) NYSE corporate governance requirements are complied with, in all material respects, including, without limitation, audit and other board of directors committee composition requirements, except as permitted by any applicable NYSE waiting period. Except as disclosed in the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge after reasonable investigation, since the end of the most recent audited fiscal year of the Company and Mueller Water Products, LLC, there has been (i) no material weakness in the Company’s or Mueller Water Products, LLC’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or Mueller Water Products, LLC’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or Mueller Water Products, LLC’s internal control over financial reporting.

(z)            Compliance with Environmental Laws.  Except as disclosed in the Time of Sale Prospectus and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication from a governmental authority, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which either the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(aa)         Compliance with Laws.  The Company has not been advised, and has no reason to believe, that it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.  The Company has not been advised, and has no reason to believe, that it or any of its directors and officers have, in their capacities as such, failed to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to so comply would not result in a Material Adverse Change.

(bb)         Dividend Payments.  Except as disclosed in the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(cc)         Section 16 Insiders.  There are no directors, officers or, to the best of the Company’s knowledge, principal stockholders of the Company required to file reports relating to beneficial ownership of the Company’s securities under Section 16 of the Exchange Act, except for those persons and entities listed on Schedule E hereto.

(dd)         Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Material Adverse Change, in each case, except as described in the Time of Sale Prospectus.

(ee)         No Unregistered Sales of Common Stock.  Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff)           [Compliance with Laws of Foreign Jurisdictions.  The Registration Statement, the Prospectus, the Time of Sale Prospectus and each preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program].

(gg)         No Required Consent for Offering of Directed Shares.  [No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered][No Directed Shares have been offered, and no Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, have been distributed, in connection with the Directed Share Program in any jurisdiction outside the United States.]

(hh)         Directed Share Program Participants.  [The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or a trade journalist or publication to write or publish favorable information about the Company or its products][All of the Participants in the Directed Share Program are directors, officers or employees of the Company or its subsidiaries or its affiliates].

B.            Walter Industries hereby represents, warrants and covenants to each Underwriter as follows:

(a)           The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of Walter Industries.

(b)           Company Representation.  Walter Industries has no reason to believe that the representations and warranties of the Company contained in Section 1.A of this Agreement (other than Section 1.A(c)(iii) as to which Walter Industries is not called upon to express any belief) are not true and correct; and the sale of the Common Shares by the Company pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.  Purchase, Sale and Delivery of the Common Shares.

(a)           The Firm Common Shares and the Optional Common Shares.  The Company agrees to sell to the several Underwriters the Firm Common Shares upon the terms set forth herein.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A.  The purchase price per Firm Common Share to be paid by the Underwriters to the Company shall be $[______] per share.

In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [______] Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares, as set forth in the preceding paragraph.  The option granted hereunder may be exercised at any time and from time to time upon notice by the Underwriters to the Company, which notice may be given at any time and from time to time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares).  Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Underwriters and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise.  If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares.

The Common Shares are to be offered to the public initially at $[____] per share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $[____] per share under the Public Offering

Price.  Any of the Underwriters may allow, and such dealers may reallow, a concession, not in excess of $[____] per share, to any Underwriter or to certain other dealers.

(b)           The Closing Date.  Delivery of certificates for the Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m., New York time, on [_______], 2006, or such other time and date (not later than 1:30 p.m., New York time, on the fifth business day following [____________], 2006) as the Underwriters shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to the public copies of an amended or supplemented Time of Sale Prospectus or Prospectus.

(c)           Payment for the Common Shares.  Payment for the Firm Common Shares to be sold by the Company shall be made at the Closing Date and payment for the Optional Common Shares, if any, shall be made at the applicable Subsequent Closing Date, in each case, by wire transfer of immediately available funds to the order of an account or accounts specified by the Company.  The Company hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by it to the Underwriters, or otherwise in connection with the performance of its obligations hereunder.

(d)           Delivery of Prospectuses to the Underwriters.  Not later than 12:00 p.m., New York time, on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

Section 3.  Covenants of the Company.  The Company further covenants and agrees with the Underwriters as follows:

(a)           Underwriter’s Review of Proposed Amendments and Supplements.  During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.  Subject to the foregoing sentence, the Company will cause the Prospectus and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing.

(b)           Free Writing Prospectus; Time of Sale Prospectus.  The Company covenants and agrees (i) to furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object and (ii) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c)           Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior consent of the Underwriters (which consent shall not be unreasonably withheld), it will not make, any offer relating to the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior consent of the Underwriters hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses, if any, included in Schedule B hereto.  Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d)           Amendments and Supplements to the Time of Sale Prospectus and the Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Common Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which the Time of Sale Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact required to be stated therein, and it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file with the Commission, or if, in the opinion of counsel for the Underwriters, it is otherwise necessary to amend or supplement the Time of Sale to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters, amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement then on file, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact required to be stated therein, and it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading, or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(e)           Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to the termination of the Prospectus Delivery Period, any amendment to the Registration Statement shall have been filed or become effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus, (v) of the receipt of any notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the Registration Statement, and (vi) of any proceedings to remove, suspend or terminate from listing the Common Stock from the NYSE, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order or issue any notice pursuant to Rule 401(g)(2) of the Securities Act at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(f)            Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Time of Sale Prospectus and the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

(g)           Blue Sky Compliance.  The Company shall cooperate with the Underwriters and counsel for the Underwriters, as the Underwriters may reasonably request from time to time, to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)           Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Time of Sale Prospectus and the Prospectus.

(i)            Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j)            Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) of the Company and its consolidated subsidiaries that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)           Periodic Reporting Obligations.  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(l)            [Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the Common Shares on the New York Stock Exchange].

(m)          Agreement Not to Offer or Sell Additional Securities.  During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company shall not issue any new shares of Common Stock, and each of the Company and Walter Industries will not, without the prior written consent of each of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (which consent may be withheld at the sole discretion of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, respectively), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act (other than the filing of a registration statement for the registration of shares of Common Stock pursuant to the Company’s employee benefit plans described in the Prospectus) in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided, however, that:

(1)           Walter Industries may convert shares of the Company’s Series B Common Stock, par value $.01 per share, into shares of Common Stock;

(2)           the Company may issue shares of its Common Stock upon the exercise of options, warrants or similar securities outstanding as of the date hereof and described in the Prospectus or upon the conversion of securities outstanding as of the date hereof;

(3)           the Company may grant shares of its Common Stock or options to purchase shares of its Common Stock pursuant to its benefit plans described in the Prospectus, provided that (i) such options do not vest, in whole or in part, during such 180-day period or (ii) the recipients of such grant agrees to be bound by the restrictions described in this Section 3(m);

(4)           the Company may offer, sell, contract to sell or issue shares of Common Stock in connection with the acquisition of, or merger with, another company, provided that the recipients of such common stock agrees to be bound by the restrictions described in this paragraph for the remainder of such 180-day period;

(5)           the Company may acquire shares of Common Stock in open market transactions after the completion of the offering of Shares contemplated by this Agreement and reissue such acquired shares to its employees pursuant to its 2006 Employee Stock Purchase Plan described in the Prospectus, provided that, in each case described in clauses (1) through (3) above, it shall be a pre-condition to any such issuance, grant, sale, offer, transfer or other disposition that the holder of such shares, options, or shares issued upon exercise of such options or warrants, agree in writing to be bound by the terms of a lock-up agreement to the same extent as if such holder were a party hereto (and that the execution and delivery by such holder of a lock-up agreement substantially in the form attached hereto as Exhibit C shall satisfy such condition) and no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above.  The foregoing restrictions shall not apply to (i) the Common Shares being offered and sold pursuant to the terms of this Agreement or (ii) transactions by any person other than the Company or Walter Industries relating to shares of Common Stock acquired in open market transactions after the completion of the offering of Shares contemplated by this Agreement.

(n)           No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company prohibited by the Securities Act.

(o)           Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the manner and within the time periods required by the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

 The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants in whole or in part.

Section 4.  Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

Section 5.  Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Time of Sale Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with listing of the Common Stock on the New York Stock Exchange and the preparation and filing of the registration statement on Form 8-A relating to the Common Stock, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement [and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to the Participants].  In addition, the Company shall make available an airplane (which may be a Company-owned airplane) available for transportation in connection with presentations to prospective purchasers of the Common Shares (the “roadshow”), and the Underwriters shall pay all other costs, fees and expenses of the

Company incurred in connection with such roadshow.  Except as provided in this Section 5, Section 7, and Section 11 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of its counsel.

Section 6.  Conditions of the Obligations of the Underwriters.

The obligations of the Underwriters to purchase and pay for the Common Shares as provided herein on the Closing Date and, if applicable, each Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter.  On the date hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP, an independent registered public accounting firm with respect to the Company, a letter dated the date hereof addressed to the Underwriters in form and substance satisfactory to PricewaterhouseCoopers LLP (the execution by PricewaterhouseCoopers LLP of such letter to be conclusive evidence that such letter is in form and substance satisfactory to it) and, in addition to the above, such letter shall be in form and substance satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus.

(b)           Compliance with Registration Requirements; No Stop Order.  For the period from and after the effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Common Shares, prior to the applicable Subsequent Closing Date:

(i)            the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)           all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the

Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv)          the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date, and, with respect to the Optional Common Shares, prior to the applicable Subsequent Closing Date:

(i)            in the judgment of the Underwriters there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading), in the rating accorded to any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, as a result of which, in the sole judgment of the Representatives, it is impracticable or inadvisable to purchase and pay for the Common Shares in the manner and on the terms described in the Time of Sale Prospectus and the Prospectus or to enforce contracts for the sale of securities.

(d)           Opinion of Counsel for the Company.  On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received the opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Company and Walter Industries, each dated as of such Closing Date, the forms of which are attached as Exhibit A1 and Exhibit A2, and of [__________], General Counsel of the Company, dated as of the Closing Date, in the form of which is attached as Exhibit B.

(e)           Opinion of Counsel for the Underwriters.  On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date, with respect to the matters customarily addressed in such transactions.

(f)            Officers’ Certificate.  On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President, and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date or the Subsequent Closing Date, as applicable, to the effect set forth in subsection (b)(iii) of this Section 6, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)           Bring-down Comfort Letter.  On the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date) the Underwriters shall have received from PricewaterhouseCoopers LLP, an independent registered public accounting firm with respect to the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date).

(h)           Lock-Up Agreement from Directors and Certain Senior Executive Officers of the Company.  On or prior to the date hereof, the Company shall have furnished to the Underwriters an agreement in the form of Exhibit C hereto from each of the persons listed on Schedule F hereto, and each such agreement shall be in full force and effect on each of the Closing Date and the Subsequent Closing Date.

(i)            Additional Documents.  On or before the Closing Date (and, with respect to the Optional Common Shares, each Subsequent Closing Date), the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.  Reimbursement of Underwriter’s Expenses.

If this Agreement is terminated by the Underwriters pursuant to Section 6 or Section 11 if the sale to the Underwriters of the Common Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8.  Indemnification.

(a)           Indemnification of the Underwriters by the Company and Walter Industries.

                (I)            The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading and to reimburse such Underwriter, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter) as such expenses are reasonably incurred by such Underwriter, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon (1) any breach by such Underwriter of its covenant set forth in Section 4 hereof or (2) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information set forth in Schedule D hereof.  The indemnity agreement set forth in this Section 8(a)(I) shall be in addition to any liabilities that the Company may otherwise have.

(II)           Walter Industries agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, officer, employee or controlling person may become subject, under the Securities Act, the

Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Walter Industries), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading (but only with reference to information relating to Walter Industries furnished by or on behalf of Walter Industries for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto) and to reimburse such Underwriter, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter) as such expenses are reasonably incurred by such Underwriter, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon (1) any breach by such Underwriter of its covenant set forth in Section 4 hereof or (2) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Walter Industries by the Underwriters expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information set forth in Schedule D hereof.  The indemnity agreement set forth in this Section 8(a)(II) shall be in addition to any liabilities that Walter Industries may otherwise have.

(b)           Indemnification of the Company and its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any

Issuer Free Writing Prospectus (or any amendment thereof or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus (or any amendment thereof or supplement thereto) are the statements set forth in Schedule D; and the Underwriters confirm that such statements are correct.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriters in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 8 effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it determines in good faith such request to be reasonable and (ii) provides written notice to the indemnified party substantiating in reasonable detail the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 9.  Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters bear to the aggregate initial offering price of the Common Shares.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Shares purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, (i) each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.  Directed Share Program Indemnification.

(a)           The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) to the extent not covered by the indemnification provisions of Section 8(a), caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.  For the avoidance of doubt, nothing in this Section 10(a) shall require the Company to indemnify and hold harmless any of the Morgan Stanley Entities with reference to any information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus (or any amendment thereof or supplement thereto), which are as set forth in Schedule D, and referred to in Section 8(b) hereof.

(b)           In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities.  Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment.  The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)           To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by Section 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c).  The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)           The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

Section 11.  Termination of this Agreement.

On or prior to the Closing Date this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities; (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred as a result of which, in the sole judgment of the Representatives, it is impracticable to purchase and pay for the  Firm Common Shares within a reasonable time after the Closing Date (or, with respect to the Optional Common Shares, the Subsequent Closing Date), it being understood that the Underwriters shall use their reasonable efforts to purchase and pay for the Common Shares during such time; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date hereof) or to enforce contracts for the sale of securities or (v) in the judgment of the Underwriters there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 7 hereof, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 12.  Representations and Indemnities to Survive Delivery.

The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company and Walter Industries, of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of the Underwriters, the Company or Walter Industries or any of its or their respective partners, officers or directors or any controlling person, as the case may be, (ii) acceptance of the Common Shares and payment for them hereunder and (iii) any termination of this Agreement.

Section 13.  Effectiveness; Defaulting Underwriters.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Common Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Common Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Common Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Common Shares and the aggregate number of Firm Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Common Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Common Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on a Subsequent Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Subsequent Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Subsequent Closing Date or (b) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

Section 14.  Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

To: Banc of America Securities LLC 9 West 57th Street New York, NY 10019 Facsimile: (212) 933-2217 Attention: Syndicate Department	With a copy to: Banc of America Securities LLC 9 West 57th Street New York, NY 10019 Facsimile: (212) 583-8567 Attention: Legal Department
Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 Facsimile: [_______________] Attention: Equity Syndicate Desk	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 Facsimile: [_______________] Attention: Legal Department

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Facsimile: 646-834-8133 Attention: Syndicate Registration

In the case of notices delivered pursuant to Section 8 or Section 9:

Lehman Brothers Inc.
399 Park Avenue, 10th Floor
New York, New York 10022
Facsimile:      212-520-0421
Attention:     Director of Litigation
                        Office of the General Counsel

If to the Company:

Mueller Water Products, Inc.
4211 W. Boy Scout Blvd.

Tampa, FL 33607

Facsimile: (813) [________]

Attention:              [________]

If to Walter Industries, Inc.:

Mueller Water Products, Inc.
4211 W. Boy Scout Blvd.

Tampa, FL 33607

Facsimile: (813) [________]

Facsimile: (813) [________]

Attention:              [_________]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

Section 16.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.  Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 18.  General Provisions.  (a)  Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto.  The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)  Sophisticated Persons. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, as well as the provisions of Section 10, and is fully informed regarding said provisions.

Each of the parties hereto further acknowledges that the provisions of Sections 8, 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Time of Sale Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

            (c)  No Fiduciary Agreement.  The Company acknowledges that in connection with the offering of the Common Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Common Shares.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and Walter Industries the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Mueller Water Products, Inc.

By:

Name:

Title:

Walter Industries, Inc.

By:

Name:

Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Banc of America Securities LLC

By:          ___                                                         ___

                Name:

                Title:

Morgan Stanley & Co. Incorporated

By:          ___                                                         ___

                Name:

                Title:

Lehman Brothers Inc.

By:          ___                                                         ___

                Name:

                Title:

Acting on behalf of themselves and on behalf of
the several Underwriters named on Schedule A hereto

SCHEDULE A

Underwriters	Number of Firm Common Shares to be Purchased
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
SunTrust Capital Markets, Inc.
Goldman, Sachs & Co.
Avondale Partners, LLC
Calyon Securities (USA) Inc.

Total

SCHEDULE B

Issuer Free Writing Prospectus

SCHEDULE C

Pricing Information

Price per share to the public: $[______]
Offering proceeds to the Company, before expenses: $[_________]
Closing date: $[_______]

SCHEDULE D

Statements Provided By the Underwriters

1.             The names of the Underwriters in the table set forth in the first paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus.

2.             The fourth paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus regarding selling concessions and discounts.

3.             The sixth paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus regarding sales to discretionary accounts.

4.             The seventeenth paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus regarding stabilization.

5.             The twenty-third paragraph of the section captioned “Underwriting” in the preliminary prospectus and the Prospectus regarding the online availability of a Prospectus in electronic format.

SCHEDULE E

Section 16 Insiders

SCHEDULE F

Persons Subject to Lock-Up

EXHIBIT A1

Opinion of Simpson Thacher & Bartlett LLP delivered pursuant to Section 6(d) of the Underwriting Agreement.

EXHIBIT A2

                                Negative assurance letter of Simpson Thacher & Bartlett LLP delivered pursuant to Section 6(d) of the Underwriting Agreement.

EXHIBIT B

Opinion of [_______________], General Counsel of the Company, delivered pursuant to Section 6(d) of the Underwriting Agreement.

EXHIBIT C

Form of Lock-Up Agreement

[__________________], 2006

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

                As Representatives of the several Underwriters

Re:          Mueller Water Products, Inc. (the “Company”)

Ladies and Gentlemen:

                                The undersigned is an owner of record or beneficially of certain shares of [FOR D/Os: Series A Common Stock, par value $.01 per share (“Series A Common Stock”)][FOR WALTER INDUSTRIES: shares of Series B Common Stock, par value $.01 per share (“Series B Common Stock”)], of the Company or securities convertible into or exchangeable or exercisable for Series A Common Stock.  The Company proposes to carry out a public offering of shares of its Series A Common Stock (the “Offering”) for which you will act as the representatives of the underwriters.  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

                                In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of each of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (which consent may be withheld at the sole discretion of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, respectively), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Series A Common Stock, options or warrants to acquire shares of Series A Common Stock, or securities exchangeable or exercisable for or convertible into shares of Series A Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus (the “Lock-Up Period”). In addition, the undersigned agrees that, without the prior written consent of each of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (which consent may be withheld at the sole discretion of Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, respectively), it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Series A Common Stock or any security convertible into or exercisable or exchangeable for Series A Common Stock.

                                The foregoing paragraph shall not apply to (i) the issuance of any shares of Series A Common Stock upon any exercise or the conversion of any options, warrants or securities that are outstanding as of the date hereof and described in the Prospectus, (ii) any grant by the Company of options to purchase shares of its Series A Common Stock pursuant to its benefit plans described in the Prospectus, provided that such options do not vest, in whole or in part, during such 180-day period or the recipients of such grant agrees to be bound by the restrictions described in this letter agreement; (iii) any transfer of shares of Series A Common Stock as bona fide gifts (or other transfers for no consideration) or to the immediate family of the undersigned; (iv) any transfer effected by the undersigned or by the personal representatives of the undersigned of shares of Series A Common Stock in the event of death, disability or termination of employment of the undersigned in accordance with the terms of the applicable employment agreement or other agreements entered into prior to the date of the Prospectus; [and] (v) transactions relating to shares of Series A Common Stock acquired in open market transactions after completion of the Offering;[and (vi)  [FOR WALTER INDUSTRIES: any conversion by the undersigned of shares of Series B Common Stock into shares of Series A Common Stock)]; provided, however, that in each case, it shall be a pre-condition to any such issuance, grant, sale, offer, transfer or other disposition that the holder of such shares, options, or shares issued upon exercise of such options or warrants, agree in writing to be bound by the terms of a lock-up agreement to the same extent as if such holder were a party hereto (and that the execution and delivery by such holder of a lock-up agreement substantially in the form of this letter agreement shall satisfy such condition, and there shall be no further transfer of such Series A Common Stock except in accordance with this letter agreement), and no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above).

                                For purposes of this letter agreement, “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, son- or daughter-in-law, brother- or sister-in-law, niece, nephew, aunt, uncle or first cousin, including adoptive relationships.

                                The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

                                With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any shares of Series A Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

                               Printed Name of Holder

                By:
                                Signature

                        Printed Name of Person Signing

(and indicate capacity of person signing if signing as

custodian, trustee, or on behalf of an entity)

EXHIBIT D

List of subsidiaries

SUBSIDIARY	STATE/COUNTRY OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Anvil 1, LLC	Delaware
Anvil 2, LLC	Delaware
AnvilStar, LLC	Delaware
Anvil International, LP	Delaware
Anvil International, LLC	Delaware
Henry Pratt Company, LLC	Delaware
Henry Pratt International, LLC	Delaware
Hersey Meters Co., LLC	Delaware
Hunt Industries, LLC	Delaware
Hydro Gate, LLC	Delaware
James Jones Company, LLC	Delaware
J.B. Smith Mfg Co., LLC	Delaware
Jingmen Pratt Valve Co. Ltd.	People’s Republic of China
MCO 1, LLC	Alabama
MCO 2, LLC	Alabama
Mueller Canada Holding Corp.	Canada
Mueller Canada Ltd.	Canada
Mueller Co. Ltd.	Alabama
Mueller Group Co-Issuer, Inc.	Delaware
Mueller Group, LLC	Delaware
Mueller Service Co., LLC	Delaware
Milliken Acquisition Valve, LLC	Delaware
Mueller International, Inc.	Delaware
Mueller International, LLC	Delaware
Mueller International Finance, Inc.	Delaware
Mueller International Finance, LLC	Delaware
United States Pipe and Foundry Company, LLC	Alabama

D-1